Pinacle Enterprise Inc

Architectural Interior/Exterior Rendering Contract

Company / Client MIGUEL ANGEL MOLINA URRA

Contact phone: 991317178
Address: 306-250 SANTO DOMINGO SANTIAGO, CHILE
E-mail address: MIGUELAMU@HOTMAIL.COM

Terms of Agreement

1. Authorization.
Miguel Angel Molina Urra (hereinafter referred to as "Client") is engaging Pinacle Enterprise Inc as an independent contractor for the specific purpose of designing an architectural drafting, drawing and design for his private home.

2. Design Project.
Pinacle Enterprise Inc. will generate photo realistic architectural exterior and interior 3D rendering of the private home. The rendering will contain geometry, viewpoint, texture and lighting information. The client is required to provide input information and materials such as description, visuals, photographs, sketches and descriptions of the internal environment to be, the lighting layout or/and the furniture placement in the internal spaces.

3. Copyrights and Trademarks.
The Client unconditionally guarantees that any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to Pinacle Enterprise Inc for inclusion in the Design Project are owned by the Client, or that the Client has permission from the rightful owner to use each of these elements, and will hold harmless, protect, indemnify and defend Pinacle Enterprise Inc and its subcontractors from any liability (including attorney's fees and court costs), including any claim or suit, threatened or actual, arising from the use of such elements furnished by the Client.

4. Completion Date.
Pinacle Enterprise Inc and the Client must work together to complete the Design Project in a timely manner. We agree to work expeditiously to complete the Design Project no later than 45 days after Client has submitted all necessary materials. If the Client does not supply Pinacle Enterprise Inc with complete text and graphics content for this Design Project within 45 days of the effective date of this agreement, the entire deposit amount of the agreement shall be retained by Pinacle Enterprise Inc as liquidated damages and the contract shall become null and void, at Pinacle Enterprise Inc's option, unless the Design Project is canceled in writing by the Client prior to 45 days of the effective date of the agreement.

5. Payments.
Payments must be made promptly based on the terms of this Design Project. All payments are to be made within 15 days after completion and approval of the Design Project by the Client. In case collection proves necessary, the Client agrees to pay all fees (including all attorney's fees and court costs) incurred by that process.
This agreement becomes effective only when signed by Pinacle Enterprise Inc.

6. Payment Schedule.
Payment for services provided hereby shall be made in accordance with the conditions contained in this contract and the Package Price, attached hereto and made a part of this agreement hereof. Notwithstanding any prices listed in literature or on Web pages, the Client and Pinacle Enterprise Inc agree that the services described in this contract, shall be completed for $3,000. The Client agrees to pay to Pinacle Enterprise Inc an initial, non-refundable deposit of $1,000 15 days after the execution of this agreement. Final payment is due within 15 days after publication and/or delivery of the Design Project. All amounts must be in U.S. Dollars.

7. This Agreement.
This agreement constitutes the sole agreement between Pinacle Enterprise Inc and the Client regarding this Design Project. Any additional work not

specified in this contract or any other amendment or modification to this contract must be authorized by a written request signed by both Client and Pinacle Enterprise Inc. All prices specified in this contract will be honored for 6 months after both parties sign this contract. Continued services after that time will require a new agreement.

The undersigned hereby agree to the terms, conditions and stipulations of this agreement on behalf of his or her organization or business.

This Agreement constitutes the entire understanding of the parties. Any changes or modifications thereto must be in writing and signed by both parties.

AGREED TO:

On behalf of the Client

____

MIGUEL ANGEL MOLINA URRA

Date: December 5, 11

On behalf of the Developer

____

MIKHAIL KATS- President

Date: December 5, 11